Exhibit 5.1

October 4, 2004

Teekay Shipping Corporation
TK House, Bayside Executive Park
West Bay Street and Blake Road
Nassau, Commonwealth of the Bahamas

Dear Sirs:

Teekay Shipping Corporation - Registration Statement on Form S-8

     We have acted as special counsel as to matters of the law of the Republic of The Marshall Islands (“Marshall Islands Law”) for Teekay Shipping Corporation, a Marshall Islands corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder, with respect to (i) 1,245,402 shares of the Company’s common stock, $0.001 par value per share, which are currently reserved for issuance and subject to outstanding options under the Company’s 1995 Stock Option Plan (the “1995 Plan”), and will become reserved for issuance under the Company’s 2003 Equity Incentive Plan, as amended to date (the “2003 Plan”), to the extent that such options under the 1995 Plan are cancelled or terminated without shares being issued under the 1995 Plan, (ii) 815,440 shares of the Company’s common stock, $0.001 par value per share, which are currently reserved for issuance and subject to outstanding options under the 2003 Plan and (iii) 1,910,904 shares of the Company’s common stock, par value $0.001 per share, which may be issued pursuant to the 2003 Plan.

     In so acting, we have examined originals, or copies, certified to our satisfaction, of (i) the Articles of Incorporation of the Company, as amended to date, (ii) the By-Laws of the Company, as amended to date, (iii) resolutions adopted by the Board of Directors of the Company on September 10, 2003, (iv) the Registration Statement, (v) the 1995 Plan, (vi) the 2003 Plan and (vii) originals, or copies certified to our satisfaction, of all such corporate records of the Company, agreements and other documents, certificates of public officials and officers and representatives of the Company and other appropriate persons, and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examinations, we have assumed without independent investigation, (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or facsimile copies, and the authenticity of the originals of such copies and (ii) the accuracy of the factual representations made to us by officers and other representatives of the Company, whether evidenced by certificates or otherwise.

     This opinion is limited to the Marshall Islands law. In rendering this opinion, we have relied on opinions of counsel in the Marshall Islands rendered in transactions which we consider to be sufficiently similar to the issuance and sale contemplated by the Registration Statement in order to afford a satisfactory basis for such opinion, and upon our independent examination of the Associations Law of the Republic of the Marshall Islands and our knowledge and interpretation of analogous laws of the United States.

     Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that any shares of the Company’s common stock that may be issued pursuant to the 1995 Plan and the 2003 Plan have been duly authorized and that, upon the execution by the proper officers of the Company and the registration by its registrar of such shares, the sale thereof by the Company in accordance with the terms of the 1995 Plan or the 2003 Plan, as the case may be, the receipt of consideration therefor in accordance with the terms of the 1995 Plan or the 2003 Plan, as the case may be, such shares will be validly issued, fully paid and non-assessable.

     Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. We disavow any undertaking to advise you of any changes in law.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

     This opinion is solely for the benefit of and may be relied upon by the Company. This opinion may not be relied upon by any other person or entity without the prior written approval of the undersigned.

Very truly yours,

WATSON, FARLEY & WILLIAMS

/s/ WATSON FARLEY & WILLIAMS